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                                                                     EXHIBIT 3.4

                            SALON MEDIA GROUP, INC.
                            -----------------------

             CERTIFICATE OF DESIGNATION OF PREFERENCES AND RIGHTS
             ----------------------------------------------------
                                    OF THE
                                    ------
                           SERIES A PREFERRED STOCK
                           ------------------------

    (Pursuant to Section 151 of the General Corporation Law of the State of
                                   Delaware)


          The undersigned Robert O'Callahan, Chief Financial Officer, of Salon Media Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on July 17, 1999 (the "Restated Certificate of Incorporation"), the Board of Directors on July 10, 2001 adopted the following resolution creating a Series of 1,000 shares of Preferred Stock designated as Series A Preferred Stock:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, a Series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          1.  DESIGNATION AND AMOUNT.
              ----------------------

          The initial Series of Preferred Stock shall be designated Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be one thousand (1,000) shares.

          2.  DIVIDENDS.
              ---------

          The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock), dividends at the rate of eight percent (8 %) of the Original Series A Price (as defined in Section 6) as adjusted for any consolidations, combinations, stock distributions, stock dividends, stock splits or similar events (each a "Recapitalization Event") per share per annum. No dividend may be declared or paid on any shares of Common Stock

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unless the dividends on the Series A Preferred Stock has first been paid in its entirety. The right to dividends on shares of the Series A Preferred Stock shall be cumulative, and shall accrue to holders of Series A Preferred Stock; however, any unpaid dividend shall not bear or accrue interest.

          3.  LIQUIDATION.
              -----------

              (a) Liquidation defined.  "Liquidation" means any voluntary or
                  -------------------
involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction. For purposes of this Section 3, a merger or consolidation of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

              (b) Preference.  The holders of Series A Preferred Stock shall be
                  ----------
entitled to receive prior and in preference to any distribution of any assets or property of the Corporation to the holders of Common Stock by reason of their ownership hereof, an amount equal to two (2) times the applicable Original Series A Price (as defined in Section 6(a) below) (as adjusted for any Recapitalization Event) plus an amount equal to all accumulated and accrued dividends, whether or not declared, with respect thereto. If upon the occurrence of such event, the assets and funds available for distribution are insufficient to permit the payment to the holders of Series A Preferred Stock of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution to stockholders will be distributed among the holders of the Series A Preferred Stock ratably in proportion to the full preferential amount which they would be entitled to receive pursuant to the preceding sentence of this Section 3(b).

              (c) Remaining Assets.  After payment has been made to the holders
                  ----------------
of Series A Preferred Stock pursuant to Section 3(b), the holders of Common Stock and Series A Preferred Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to shareholders ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock to which they have the right to acquire upon conversion of the Shares of Preferred Stock held by them; provided, however, that at such time as the distribution of liquidation preferences to the holders of Series A Preferred Stock pursuant to Section 3(b) and this Section 3(c) shall equal in the aggregate three (3) times the Original Series A Price (as adjusted for any Recapitalization Event), such holders of Series A Preferred Stock shall not be entitled to any further distribution pursuant to this Section 3(c) with respect to shares of Series A Preferred Stock.

              (d) Final Distribution.  After payment has been made to the
                  ------------------
holders of Series A Preferred Stock and Common Stock pursuant to Section 3(b) and Section 3(c), any remaining assets including funds legally available for distribution hereunder shall be distributed ratably among the holders of Common Stock based on the number of shares of Common Stock held by each.

              (e) Consent to Distributions.  Each holder of Series A Preferred
                  ------------------------
Stock shall be deemed to have consented to distributions made by the Corporation or its subsidiaries in

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connection with the repurchase of shares of the Corporation's capital stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

          4.  VOTING RIGHTS.
              -------------

          The holders of the shares of Series A Preferred Stock shall vote together with the Common Stock as though part of that class and shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted under Section 6 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of shares of Series A Preferred Stock shall be entitled to vote as a separate class on any matter as to which such class would be entitled to vote under applicable law. Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Delaware, until the earlier of (i) immediately following the date on which the Corporation's Common Stock is no longer listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market, or (ii) immediately following the date on which the holders of Common Stock of the Corporation approve the issuance of the Series A Preferred Stock.

          5.  REDEMPTION RIGHT.
              ----------------

              (a) Redemption Date and Price.  Subject to the rights of series of
                  -------------------------
Preferred Stock which may from time to time come into existence, at any time after September 30, 2001 and subject to Section 5(d) below, but on a date (the "Redemption Date") within twenty-five (25) days after receipt by the Corporation of a written request (a "Redemption Election") from the holders of then outstanding Series A Preferred Stock that all or some of the shares of such series be redeemed, the Corporation shall, to the extent it may lawfully do so, redeem the number of shares specified in the Redemption Election in accordance with the procedures set forth in this Section 5 by paying therefor a sum equal to $4,000 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accumulated and accrued but unpaid dividends on such shares (the "Redemption Price"). Any redemption effected pursuant to this Section 5 shall be made available on a pro rata basis among all of the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by such holders.

              (b) Procedure.  Subject to the rights of series of Preferred Stock
                  ---------
which may from time to time come into existence, within five (5) days following its receipt of the Redemption Election, the Corporation shall mail a written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (the

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"Redemption Notice").  The holder of any shares of Series A Preferred Stock may exercise such holders' redemption rights as to such shares or any part thereof, subject to the limitations set forth in Section 5(c) hereof, by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock or at such other place as may designated by the Corporation in the Redemption Notice, at any time within fifteen (15) days following the date of receipt of such Redemption Notice by the holder, a written notice (each a "Holder's Notice") stating that such holder elects to have redeemed all or part of the shares of Series A Preferred Stock held by the holder which are eligible for redemption in accordance with the Redemption Notice. On or after the Redemption Date, each holder of Series A Preferred Stock that has elected to have shares of Series A Preferred Stock redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. As promptly as practicable after receipt of the surrendered certificate or certificates (and in no event more than 5 days following the Redemption Date) the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the holder, a check for cash or by wire transfer to an account designated by the holder with respect to the shares so redeemed. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) Effect of Redemption, Insufficient Funds.  From and after the
              ----------------------------------------
Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption in the Holder's Notice (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the total Redemption Price applicable to the Shares of Series A Preferred Stock for which each holder has requested redemption on such date pursuant to a Holder's Notice. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          (d) Termination of Redemption Right.  The redemption right set forth
              -------------------------------
in this Section 5 shall terminate immediately following the date on which the holders of Common Stock of the Corporation approve the issuance of the Series A Preferred Stock.

          6.  CONVERSION.
              ----------

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          (a)  Right to Convert. Each share of Series A Preferred Stock shall be
               ----------------
convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the earlier of (i) immediately following the date on which the Corporation's Common Stock is no longer listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market, or (ii) immediately following the date on which the holders of Common Stock of the Corporation approve the issuance of the Series A Preferred Stock, at the office of the Corporation or any transfer agent of the Corporation for the Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible at the conversion rate determined by dividing the Original Series A Price by the Series A Conversion Price (determined as provided herein) in effect at the time of conversion. The "Original Series A Price" shall be $4,000 and the initial "Series A Conversion Price" shall be $0.25. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted is hereinafter referred to as the "Series A Conversion Rate" of the Series A Preferred Stock. The Series A Conversion Price shall be subject to adjustment as set forth in Section 6(b) below.

          (b)  Adjustments to Series A Conversion Price.
               ----------------------------------------

               (i)  Special Definitions.  For purposes of this Section 6(b), the
                    -------------------
following definitions shall apply:

                    (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

                    (B) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                    (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(b) below, deemed to be issued) by the Corporation after the Series A Original Issue Date (as defined below), other than shares of Common Stock issued or issuable:

                         (I)    upon conversion of shares of Series A Preferred
Stock;

                         (II)   shares to officers, directors or employees of,
or consultants to, the Corporation pursuant to a warrant, stock grant, option agreement or plan, purchase plan or other employee stock incentive program or agreement approved by the Board of Directors;

                         (III)  in connection with the acquisition by the
Corporation of another business entity or majority ownership thereof approved by the Board of Directors;

                         (IV)   shares or warrants issued to lease companies,
real estate lessors, banks or financial institutions, in connection with any lease or debt financing transaction approved by the Board of Directors;

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                         (V)    shares of Common Stock or Preferred Stock
issuable upon exercise of warrants outstanding as of the date of this Certificate of Designation;

                         (VI)   in connection with a transaction described in
Section 6(b)(vi);

                         (VII)  in connection with a strategic investment and/or
acquisition of technology or intellectual property approved by the Board of Directors;

                         (VIII) by way of dividend or other distribution on
shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (1) through (7).

                    (D) "Series A Original Issue Date" shall mean the date on which the Series A Preferred Stock is first issued by the Corporation.

             (ii)   No Adjustment of Series A Conversion Price.  No adjustment
                    ------------------------------------------
in the Series A Conversion Price shall be made with respect to the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

             (iii)  Deemed Issue of Additional Shares of Common Stock.  In the
                    -------------------------------------------------
event the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of the Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Option or Convertible Security or, in case such a record date shall have been fixed, as of the close of business on such record date:

                    (A) except as provided in Section 6(b)(iii)(B) and 6(b)(iii)(C) below, no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                    (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), a Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

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                    (C)  upon the expiration of any such Options or Convertible
Securities, the Series A Conversion Price, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Options or Convertible Securities; and

                    (D)  no readjustment pursuant to Section 6(b)(iii) clauses
(B) and (C) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price on the original adjustment date or (2) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

               (iv) Adjustment of Series A Conversion Price Upon Issuance of
                    --------------------------------------------------------
Additional Shares of Common Stock Below Purchase Price.  In the event this
------------------------------------------------------
Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(b)(iii)), after the Series A Original Issue Date, without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue (such issuance price being referred to herein as the "Dilution Price"), then and in each such event the Series A Conversion Price shall automatically be adjusted as set forth in this Section 6(b)(iv), unless otherwise provided in this Section 6(b)(i).

                    (A)  Adjustment Formula. Whenever the Conversion Price is
                         ------------------
adjusted by Section 6(c)(iv), the Series A new Conversion Price shall be determined by multiplying the Series A Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issues plus the number of such additional shares of Common Stock so issued. For the purposes of this paragraph, the number of outstanding shares of Common Stock shall be deemed to include the Common Stock issuable on conversion of all other outstanding Preferred Stock, upon conversion or exercise of any other outstanding Convertible Securities and upon exercise of all vested Options (and assuming conversion of Convertible Securities issuable upon exercise of Options).

               (v)  Determination of Consideration.  For purposes of this
                    ------------------------------
Section 6(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A)  Cash and Property:  Such consideration shall:
                         -----------------

                              (1)  insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation before deducting any reasonable

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discounts, commissions or other expenses allowed, paid or incurred by the
Corporation for any underwriting or otherwise in connection with the issuance and sale thereof;

                              (2)  insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined by Board in the good faith exercise of its reasonable business judgment; and

                              (3)  in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                    (B)  Options and Convertible Securities.  The consideration
                         ----------------------------------
per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(c), relating to Options and Convertible Securities, shall be determined by dividing:

                              (1)  the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (2)  the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi) Other Adjustments to Series A Conversion Price.
                    ----------------------------------------------

                    (A)  Subdivisions, Combinations, or Consolidations of Common
                         -------------------------------------------------------
Stock.  In the event the outstanding shares of Common Stock shall be subdivided,
-----
combined or consolidated, by stock split, stock dividend, combination or like event, into a greater or lesser number of shares of Common Stock after the Series A Original Issue Date, the Series A Conversion Price in effect immediately prior to such subdivision, combination, consolidation or stock dividend shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                    (B)  Distributions Other Than Cash Dividends Out of Retained
                         -------------------------------------------------------
Earnings.  In case the Corporation shall declare a cash dividend upon its Common
--------
Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than shares of Common Stock and other than as otherwise adjusted in this Section 6(c)), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights

(excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series A Preferred Stock.

                    (C)  Adjustment for Common Stock Dividends and
                         -----------------------------------------
Distributions.  If, after the Series A Original Issue Date, the Corporation at
-------------
any time or from time to time makes, or fixes a record date for determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction of (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this
Section 6(c)(vi)(C) to reflect the actual payment of such dividend or distribution.

                    (D)  Reclassifications and Reorganizations.  In the case, at
                         -------------------------------------
any time after the date hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the shares of the Series A Preferred Stock shall, after such reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization or reclassification, the holder had converted the holder's shares of the Series A Preferred Stock into Common Stock. The provisions of this Section 6(c)(vi)(D) shall similarly apply to successive reorganizations, reclassifications, consolidations or Corporate Sales.

          (c)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based including the consideration received for any Additional Shares of Common

Stock issued. The Corporation shall, upon the written request at any time of any holder of the Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Series A Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

          (d)  Mechanics of Conversion.  Before any holder of Series A Preferred
               -----------------------
Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the headquarters of the Corporation or of any transfer agent for the Corporation and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 6(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 6(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 6(b)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon the occurrence of either of the events specified in Section 6(b) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

          (e)  Fractional Shares.  No fractional shares of Common Stock shall be
               -----------------
issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder of Series A Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors of the Corporation. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred Stock of each holder at the time converting into Common Stock.

          (f)  No Dilution or Impairment.  Without the consent of the Series A
               -------------------------
Preferred Stock in accordance with Section 7, the Corporation will not amend this Certificate of Designation or participate in any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment.

          (g)  Status of Converted Shares.  No shares of Series A Preferred
               --------------------------
Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion be appropriately canceled on the books of the Corporation and shall be restored to the status of authorized but unissued Preferred Stock of the Corporation, undesignated as to series.

          (h)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     7.   NOTICES.
          -------

     All notices, requests and other communications shall be in writing addressed to the Corporation at its principal office or to the holders of Series A Preferred Stock at their addresses appearing on the stock ownership records of the Corporation and delivered by a nationally recognized overnight mail carrier, certified mail return receipt requested or facsimile. Any notice sent by nationally-recognized overnight mail carrier shall be deemed to be delivered on the expected date of delivery. Any notice sent by certified mail, return receipt requested, shall be deemed to be delivered 3 days after mailing. Any notice sent by facsimile shall be deemed delivered upon the receipt by sender of written confirmation of transmission.

     8.   PROTECTIVE PROVISIONS.
          ---------------------

          (a)  Amendment or Repeal.  The Corporation shall not amend or repeal
               -------------------
any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

          (b)  Permitted Actions.  Notwithstanding the provisions of Section
               -----------------
8(a):

               (i) The number of authorized shares of Series A Preferred Stock, or of any other class or Series of the Corporation's stock, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon without the separate vote or consent of the holders of Series A Preferred Stock, pursuant to Section 242(b)(2) of the

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

General Corporation Law of the State of Delaware, or by resolution of the Corporation's board of directors, to the extent permitted by Section 151 thereof.

               (ii) Any new Series of Preferred Stock may be authorized without restriction, with rights on a parity with or superior to the Series A Preferred Stock (provided that no such new Series of Preferred Stock shall have the conversion rights with priority senior to those of the Series A Preferred Stock) by resolution of the Corporation's Board of Directors, to the extent permitted by Section 151 of the General Corporation Law of the State of Delaware, without the separate vote or consent of the holders of Series A Preferred Stock.

     9.   STATUS OF CONVERTED SHARES.
          --------------------------

     If shares of Series A Preferred Stock are converted pursuant to Section 6 hereof, the shares so converted shall, upon the filing of a certificate with the Delaware Secretary of State, resume the status of authorized but unissued shares of Preferred Stock of the Corporation.

     10.  AMENDMENTS AND WAIVERS.
          ----------------------

     Any right, preference, privilege or power of, or restriction provided for the benefit of, the Series A Preferred Stock set forth herein may be amended and the observation thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Corporation and the affirmative vote or written consent of the holders of not less than a majority of the shares of Series A Preferred Stock then outstanding, and any amendment or waiver so effected shall be binding upon the Corporation and all holders of Series A Preferred Stock.

                                    *  *  *

     RESOLVED FURTHER, that the Chairman of the Board, the President or any Vice President, and the Secretary, the Chief Financial Officer or any Assistant Secretary or Assistant Treasurer of the Corporation are each authorized to execute, acknowledge and file a certificate of designation for the Series A Preferred Stock in accordance with Section 103 of the Delaware General Corporation Law."



     IN WITNESS WHEREOF, I have executed this Certificate and do affirm under penalty of perjury that the foregoing is the act and deed of the Corporation and that the facts stated herein are true as of this ______ day of July, 2001.



                                   _____________________________________________
                                   Robert O'Callahan, Chief Financial Officer


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